Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gentex Corporation Employee Stock Option Plan of our reports dated February 22, 2017, with respect to the consolidated financial statements of Gentex Corporation and Subsidiaries, and the effectiveness of internal control over financial reporting of Gentex Corporation and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Grand Rapids, Michigan
February 27, 2017